EXHIBIT 10.17

                                    AGREEMENT

AGREEMENT made this 6th day of May, 1998, by and between Natural Cool, Inc., a Vermont corporation, hereinafter called the SELLER and Safe Alternatives Corporation of America, Inc., a Florida corporation, hereinafter called the BUYER.

                              W I T N E S S E T H:

WHEREAS, the SELLER owns and operates the business known as Natural Cool, hereinafter known as the BUSINESS at; and

WHEREAS, the BUYER wishes to purchase the business and the SELLER has agreed to sell the business for the price and upon the terms and conditions set forth in this AGREEMENT.

NOW THEREFORE, in consideration of the sum set forth hereinafter and other valuable consideration, the BUYER and the SELLER hereby agree as follows:

1. Sale of the Business: The SELLER shall sell, free and clear of all encumbrances, except (1) those listed on Schedule A attached hereto, which shall become the obligation of the BUYER, (2) any and all claims made by or through Clement Royer, which the BUYER agrees to assume and to save the SELLER harmless therefrom, and (3) the BUYER agrees to purchase said business. Said sale shall include all the inventory and the office equipment, merchandise, trade fixtures, and other items of tangible personal property owned and used by the SELLER, together with the goodwill, ongoing contracts, customer list, trade name, and trademark.

2. Purchase Price: The purchase price for the sale of the business is to be paid in the following manner:

(a) The sum of One Dollar ($1.00) in cash or a bank check or certified check payable to the order of SELLER at closing; and

(b) The BUYER'S assumption of the debts listed in Schedule A attached hereto and made a part hereof, which debts shall be paid within ten (10) days of the date hereof.

3. SELLER'S Representations: The SELLER warrants and represents:

(a) That the SELLER is the owner of and has good title to all of the assets to be sold, free and clear of all encumbrances, except those listed in Schedule A attached hereto, and any and all claim made directly or indirectly by or through Clement Royer, which the BUYER agrees to assume and pay and save the SELLER harmless therefrom;

(b) There are no judgments, liens, actions or proceeding pending against it in any court, except as to any claim of Clement Royer; and

(c) There are no violations of any kind pending or threatened against the business which is subject matter of this AGREEMENT.

All representations and warranties made by the SELLER shall survive the closing of title.

4. Closing: The closing and transfer of title to and possession of the business shall take place at 3:00 PM on May 6, 1998 at the office of SELLER'S attorney, Gregory P. Howe, Esquire, Derby Road, Newport, Vermont, or at such other time and place as may be mutually agreed upon by the parties. Each of the parties will execute and deliver at the closing all instruments reasonably required to carry out the terms and intent of this AGREEMENT.

Possession of the aforesaid business and all of the assets sold to the BUYER shall be delivered to the BUYER at the time of the closing.

5. Books of Account: The SELLER shall have the right to retain copies of its books of account, checks, cancelled checks, bills, vouchers and support thereof and all records relating to taxes not assumed by the BUYER hereunder.

6. Inspection: BUYER agrees that it has fully inspected the personal property and is fully satisfied with the physical condition thereon and it is accepting said personal property "as is" and further that neither the SELLER nor any representative of the SELLER has made any representation, warranty or promise upon which the BUYER has relied except as herein expressly set forth. BUYER further acknowledges that they have been in possession and control of the business for several months and as such are familiar with all areas of the business.

7. Hold Harmless: The BUYER does hereby agree to hold harmless and indemnify the SELLER from any liability to any other person for any claim, cause of action or right arising out of the operation of the aforesaid business after March 1, 1997.

The SELLER shall hold the BUYER safe and harmless from any and all claims of liability of any kind whatsoever, including but not limited to, any tax deficiencies arising out of the operation of said business by the SELLER herein up to March 1, 1997. Notwithstanding the foregoing, SELLER shall not be obligated to hold the BUYER safe and harmless from any claim made by Clement Royer as referenced above.

8. Bulk Transfer: The SELLER agrees to indemnify and hold harmless the BUYER from any and all claims, actions, suits, liabilities, legal fees, costs and disbursements of any kind or nature arising out of any claim or suit instituted by any person in connection with the assets conveyed by the SELLER to the BUYER hereunder arising prior to March 1, 1997 and except for claims arising out of those items set forth on Schedule A.

9. Interpretation: In construing this AGREEMENT, the singular shall include the plural and the plural the singular, and the masculine gender shall include the feminine gender and vice versa as the context may require.

10. Captions: The captions of this AGREEMENT are inserted for reference only and do not constitute a part of this AGREEMENT and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

11. Entire AGREEMENT: This AGREEMENT sets forth the entire understanding of the parties and may not be amended or changed or terminated orally.

12. Successors: This AGREEMENT shall bind the parties hereto, their legal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT in duplicate on the year and date first above written.



IN THE PRESENCE OF:                            NATURAL COOL, INC.

                                               By /s/ Rodolph Chase
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Witness to Natural Cool, Inc.                  Rodolph Chase, President



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Witness to Natural Cool, Inc.


                                               SAFE ALTERNATIVES CORPORATION
                                               OF AMERICA, INC.

                                               By /s/ Richard J. Fricke
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Witness to SAC                                 Richard J. Fricke



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Witness to SAC


                                               /S/ Rodolph Chase
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Witness to Rodolph Chase                       Rodolph Chase, Individually


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Witness to Rodolph Chase